Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender
NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests

In

A&Q LONG/SHORT STRATEGIES FUND LLC

Tendered Pursuant to the Offer to Purchase
 Dated June 22, 2016
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
 BY FAX BY THE END OF THE DAY ON
WEDNESDAY, JULY 20, 2016, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:
A&Q Long/Short Strategies Fund LLC
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911
Attn:  Tender Offer Administrator
For additional information:
Phone:            (877) 431-1973
Fax:                   (302) 7938201
                              (302) 793-8202
To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

You are responsible for confirming that this Notice is received by BNY Mellon Investment
Servicing (US) Inc.  To assure good delivery, please send this page to BNY Mellon
Investment Servicing (US) Inc. and not to your Financial Advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

A&Q LONG/SHORT STRATEGIES FUND LLC

Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/ Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/ Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/ Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/ Date

Print Name of Co-Signatory and Title: